Exhibit No. EX-99.a.12

DFA INVESTMENT DIMENSIONS GROUP INC.

ARTICLES SUPPLEMENTARY TO THE CHARTER

DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the “Corporation”) and registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, hereby certifies, in accordance with the requirements of Section 2-208 and Section 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation currently has the authority to issue a total of Ten Billion (10,000,000,000) shares of stock, with a par value of One Cent ($0.01) per share, having an aggregate par value of One Hundred Million Dollars ($100,000,000), all of which shall be considered common stock. The allocation of shares of common stock to each of its forty-four existing classes of common stock (each a “Class” and collectively, the “Classes”) is as follows:

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
The U.S. Large Company Portfolio Shares	200,000,000

U.S. Micro Cap Portfolio Shares	500,000,000

The DFA One-Year Fixed Income Portfolio Shares	400,000,000

The DFA Five-Year Government Portfolio Shares	150,000,000

The United Kingdom Small Company Portfolio Shares	70,000,000

The Japanese Small Company Portfolio Shares	50,000,000

The Continental Small Company Portfolio Shares	50,000,000

The DFA Intermediate Government Fixed Income Portfolio Shares	100,000,000

The DFA Five-Year Global Fixed Income Portfolio Shares	350,000,000

Asia Pacific Small Company Portfolio Shares	50,000,000

The Large Cap International Portfolio Shares	150,000,000

U.S. Small Cap Portfolio Shares	250,000,000

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
U.S. Small Cap Value Portfolio Shares	500,000,000

The U.S. Large Cap Value Portfolio Shares	350,000,000

The DFA Real Estate Securities Portfolio Shares	150,000,000

LWAS/DFA International High Book to Market Portfolio Shares	100,000,000

The Emerging Markets Portfolio Shares	200,000,000

DFA International Small Cap Value Portfolio Shares	450,000,000

VA Large Value Portfolio Shares	50,000,000

VA Global Bond Portfolio Shares	50,000,000

VA Small Value Portfolio Shares	50,000,000

VA International Value Portfolio Shares	50,000,000

VA International Small Portfolio Shares	50,000,000

The VA Short-Term Fixed Portfolio Shares	50,000,000

Enhanced U.S. Large Company Portfolio Shares	100,000,000

DFA Two-Year Global Fixed Income Portfolio Shares	400,000,000

International Small Company Portfolio Shares	350,000,000

Emerging Markets Small Cap Portfolio Shares	100,000,000

U.S. Small XM Value Portfolio Shares	100,000,000

Emerging Markets Value Portfolio Shares	200,000,000

Tax-Managed U.S. Small Cap Value Portfolio Shares	200,000,000

Tax-Managed U.S. Small Cap Portfolio Shares	100,000,000

Tax-Managed U.S. Marketwide Value Portfolio Shares	250,000,000

Tax-Managed DFA International Value Portfolio Shares	200,000,000

Tax-Managed U.S. Equity Portfolio Shares	150,000,000

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
DFA Short-Term Municipal Bond Portfolio Shares	100,000,000

Emerging Markets Core Equity Portfolio Shares	100,000,000

U.S. Core Equity 1 Portfolio Shares	100,000,000

U.S. Core Equity 2 Portfolio Shares	100,000,000

U.S. Vector Equity Portfolio Shares	100,000,000

International Core Equity Portfolio Shares	100,000,000

Emerging Markets Social Core Portfolio Shares	100,000,000

DFA Inflation-Protected Securities Portfolio Shares	100,000,000

DFA International Real Estate Securities Portfolio Shares	100,000,000

In addition, 2,580,000,000 shares of common stock of the Corporation remain unallocated and undesignated.

SECOND: In accordance with Section 2-105(c) of the Maryland General Corporation Law, and in accordance with and subject to the provisions of Section 2-208.1 of the Maryland General Corporation Law, the Board of Directors of the Corporation has adopted a resolution classifying and allocating One Hundred Million (100,000,000) shares of the unallocated and unissued common stock of the Corporation, with a par value of One Cent ($0.01) per share, as follows: One Hundred Million (100,000,000) shares were allocated to the class of stock designated “U.S. Core Equity 2 Portfolio Shares.”

THIRD: Following the aforesaid classification and allocation, the total number of shares of common stock which the Corporation is authorized to issue is Ten Billion (10,000,000,000) shares, with a par value of One Cent ($0.0l) per share and an aggregate par value of One Hundred Million Dollars ($100,000,000), and the allocation of shares to each of the forty-four Classes is as follows:

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
The U.S. Large Company Portfolio Shares	200,000,000

U.S. Micro Cap Portfolio Shares	500,000,000

The DFA One-Year Fixed Income Portfolio Shares	400,000,000

The DFA Five-Year Government Portfolio Shares	150,000,000

The United Kingdom Small Company Portfolio Shares	70,000,000

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
The Japanese Small Company Portfolio Shares	50,000,000

The Continental Small Company Portfolio Shares	50,000,000

The DFA Intermediate Government Fixed Income Portfolio Shares	100,000,000

The DFA Five-Year Global Fixed Income Portfolio Shares	350,000,000

Asia Pacific Small Company Portfolio Shares	50,000,000

The Large Cap International Portfolio Shares	150,000,000

U.S. Small Cap Portfolio Shares	250,000,000

U.S. Small Cap Value Portfolio Shares	500,000,000

The U.S. Large Cap Value Portfolio Shares	350,000,000

The DFA Real Estate Securities Portfolio Shares	150,000,000

LWAS/DFA International High Book to Market Portfolio Shares	100,000,000

The Emerging Markets Portfolio Shares	200,000,000

DFA International Small Cap Value Portfolio Shares	450,000,000

VA Large Value Portfolio Shares	50,000,000

VA Global Bond Portfolio Shares	50,000,000

VA Small Value Portfolio Shares	50,000,000

VA International Value Portfolio Shares	50,000,000

VA International Small Portfolio Shares	50,000,000

The VA Short-Term Fixed Portfolio Shares	50,000,000

Enhanced U.S. Large Company Portfolio Shares	100,000,000

DFA Two-Year Global Fixed Income Portfolio Shares	400,000,000

International Small Company Portfolio Shares	350,000,000

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
Emerging Markets Small Cap Portfolio Shares	100,000,000

U.S. Small XM Value Portfolio Shares	100,000,000

Emerging Markets Value Portfolio Shares	200,000,000

Tax-Managed U.S. Small Cap Value Portfolio Shares	200,000,000

Tax-Managed U.S. Small Cap Portfolio Shares	100,000,000

Tax-Managed U.S. Marketwide Value Portfolio Shares	250,000,000

Tax-Managed DFA International Value Portfolio Shares	200,000,000

Tax-Managed U.S. Equity Portfolio Shares	150,000,000

DFA Short-Term Municipal Bond Portfolio Shares	100,000,000

Emerging Markets Core Equity Portfolio Shares	100,000,000

U.S. Core Equity 1 Portfolio Shares	100,000,000

U.S. Core Equity 2 Portfolio Shares	200,000,000

U.S. Vector Equity Portfolio Shares	100,000,000

International Core Equity Portfolio Shares	100,000,000

Emerging Markets Social Core Portfolio Shares	100,000,000

DFA Inflation-Protected Securities Portfolio Shares	100,000,000

DFA International Real Estate Securities Portfolio Shares	100,000,000

In addition, 2,480,000,000 shares of common stock of the Corporation remain unallocated and undesignated.

FOURTH: A description of the shares of each Class of shares of the Corporation, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation, is as follows:

The holders of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name in the books of the Corporation, and on any matter submitted to the vote of shareholders, all shares of the Corporation then issued and outstanding and entitled to vote, irrespective of the Class, shall be voted in the aggregate and not by Class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the 1940 Act, shares shall be voted by Class; and (3) when a matter to be voted upon does not affect any interest of a particular Class, then only shareholders of the affected Class or Classes shall be entitled to vote thereon.

Each Class of stock of the Corporation shall have the following preferences and special rights, restrictions, and limitations:

(1) All consideration received by the Corporation for the issue or sale of stock of each Class, together with all income, earnings, profits, and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Class of shares of stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors.

(2) Dividends or distributions on shares of any Class of stock and redemptions of any Class of stock shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such Class.

(3) The Corporation may deduct from the proceeds of redemption of shares of each such Class of stock (other than shares of The DFA One-Year Fixed Income Portfolio Shares) the cost incurred in liquidating investment securities to pay redemptions in cash as set forth in the By-Laws.

(4) In the event of the liquidation or dissolution of the Corporation, shareholders of each Class shall be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular Class of stock, the assets belonging to such Class; and the assets so distributable to the shareholders of any Class shall be distributed among such shareholders in proportion to the asset value of the respective Classes. In addition, such holders shall be entitled to receive their proportionate share of assets of the Corporation which do not belong solely to any particular Class of shares of stock, as determined by the Board of Directors.

(5) The assets belonging to any Class of stock shall be charged with the liabilities in respect to such Class, and shall also be charged with their share of the general liabilities of the Corporation as determined by the Board of Directors, such determination shall be conclusive for all purposes.

FIFTH: The shares aforesaid have been duly classified and allocated by the Board of Directors pursuant to authority contained in the charter of the Corporation.

SIXTH: The undersigned Vice President hereby acknowledges these Articles Supplementary to the Charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 29th day of November, 2006.

ATTEST:		DFA INVESTMENT DIMENSIONS GROUP INC.

By:	/s/ Valerie A. Brown	By:	/s/ Catherine L. Newell
	Valerie A. Brown Assistant Secretary		Catherine L. Newell Vice President